ICOP Digital Reports Q2 2010 Results

Investor Teleconference and Webcast to Begin at 4:15 PM ET Today

LENEXA, KS -- (Marketwire - August 11, 2010) - ICOP Digital, Inc. (NASDAQ: ICOP), an industry-leading company engaged in advancing digital surveillance technology solutions, announced today its financial and operational results for the three months ended June 30, 2010. The Company will host a conference call later today to discuss the results, and plans to file its 10-Q later today. This call can be accessed through the Company's website, www.ICOP.com. The live audio presentation can be accessed by dialing toll free at 1-877-315-9024.

Key Operational Highlights

  Domestic sales increased 16.3% over the same six (6) month period in 2009.

  ICOP entered into a partnership with General Dynamics to resell each other's products. General Dynamics ranks as number "100" on the Fortune 500 list.

  54% of the units sold during the second quarter were to new ICOP customers.

  ICOP was successful in obtaining initial orders from of two strategic accounts: Newark NJ Police Department and Orange County FL Sheriff Office.

  The Company was notified by The NASDAQ Stock Market LLC that the Company has met the requirements of the March 24, 2010 decision of the Listing Qualifications Panel of The NASDAQ Stock Market and will continue to be listed on the NASDAQ Stock Market.

Financial highlights for the three months ended June 30, 2010:

  Revenues increased to $1.8 million, a 14% increase compared to second quarter revenues of $1.6 million reported in 2009.

  Gross margin for the second quarter of 2010 was 42.8%, compared to 53.3%, for the same period in 2009, primarily due to currency risk.

  Operating expenses in the second quarter 2010 totaled $1.9 million compared to $2.2 million for 2009, a decrease of 14%. The decrease is mainly due to the decline in depreciation, stock based compensation and research and development costs as a result of projects being brought to maturity. Overall operating expenses as a percentage of sales decreased from 136.5% in 2009 to 102.8% for the three months ended June 30, 2010.

  Operating loss for the three month period year over year declined $251 thousand, approximately 18%, primarily due to the decline in operating expenses previously mentioned, along with an increase in sales for the quarter.

About ICOP Digital, Inc.

ICOP Digital, Inc. (NASDAQ: ICOP) is a leading provider of mobile video solutions (i.e. in-car video) for Law Enforcement, Military, and Homeland Security markets, worldwide. ICOP solutions help the public and private sectors mitigate risks, reduce losses, and improve security through the live streaming, capture and secure management of high quality video and audio. www.ICOP.com

                            ICOP Digital, Inc.
                   Condensed Balance Sheets - Unaudited

                                                    June 30,   December 31,
                                                      2010         2009
                                                  -----------  -----------
                     Assets
Current assets:
 Cash and cash equivalents                        $   326,314  $ 1,171,943
 Accounts receivable, net of allowances of
  $100,457 at June 30, 2010 and December 31, 2009   1,340,750    2,009,591
 Inventory, at lower of cost or market              2,144,800    2,094,168
 Prepaid Expenses                                     123,893       98,351
 Other Assets                                       1,380,879    1,759,004
                                                  -----------  -----------
   Total current assets                             5,316,636    7,133,057

Property and equipment, net of accumulated
 depreciation $1,573,720 and $1,411,988 at June
 30, 2010 and December 31, 2009, respectively       1,299,120    1,463,765

Other assets:
 Deferred patent costs                                100,667       95,906
 Investment, at cost                                   25,000       25,000
 Security deposit                                      20,758       18,258
                                                  -----------  -----------
Total other assets                                    146,425      139,164

                                                  -----------  -----------
Total assets                                      $ 6,762,181  $ 8,735,986
                                                  ===========  ===========

        Liabilities and Shareholders' Equity
Current liabilities:
 Accounts payable                                 $   361,845  $   370,998
 Accrued liabilities                                  529,547      476,761
 Notes payable                                        479,985      629,985
 Due to factor                                        553,809      686,965
 Unearned revenue - current portion                   258,573      233,175
                                                  -----------  -----------
  Total current liabilities                         2,183,759    2,397,884

Other liabilities:
 Unearned revenue - long term portion                 317,496      420,009

Shareholders' equity:
 Preferred stock, no par value; 5,000,000 shares
  authorized, no shares issued and outstanding at
  June 30, 2010 and December 31, 2009                       -            -
 Common stock, no par value; 50,000,000 shares
  authorized, 2,719,918 and 2,360,294 issued and
  outstanding at June 30, 2010 and December 31,
  2009, respectively                               37,708,155   36,469,313
 Accumulated other comprehensive income                 3,465        3,465
 Retained deficit                                 (33,450,694) (30,554,685)
                                                  -----------  -----------
  Total shareholders' equity                        4,260,926    5,918,093

                                                  -----------  -----------
Total liabilities and shareholders' equity        $ 6,762,181  $ 8,735,986
                                                  ===========  ===========

                            ICOP Digital, Inc
              Condensed Statement of Operations - Unaudited

                           Three Months Ended         Six Months Ended
                                June 30,                  June 30,
                        ------------------------  ------------------------
                            2010         2009         2010         2009
                        -----------  -----------  -----------  -----------
Sales, net of returns
 and allowances         $ 1,826,790  $ 1,601,463  $ 3,736,222  $ 3,849,996
Cost of sales             1,044,389      748,623    2,169,147    1,910,993
                        -----------  -----------  -----------  -----------
      Gross profit          782,401      852,840    1,567,075    1,939,003

Operating expenses:
   Selling, general and
    administrative        1,700,925    2,002,398    4,005,699    3,826,803
   Research and
    development             176,153      183,918      349,729      400,898
                        -----------  -----------  -----------  -----------
      Total operating
       expenses           1,877,078    2,186,316    4,355,428    4,227,701
                        -----------  -----------  -----------  -----------

Operating loss           (1,094,677)  (1,333,476)  (2,788,353)  (2,288,698)

Other income (expense):
 Gain on derecognition
  of liabilities                  -            -            -       52,765
 Gain/(Loss) on
  disposal of property
  and equipment                 403       (2,477)         403       (6,646)
 Interest income                 27           31           46           36
 Loss on extended
  warranties                              (1,345)                   (1,345)
 Interest expense           (46,659)     (60,318)    (113,634)     (97,354)
 Other income                 2,874        8,046        5,529        8,697
                        -----------  -----------  -----------  -----------

  Loss before income
   taxes                 (1,138,032)  (1,389,539)  (2,896,009)  (2,332,545)

Income tax provision              -            -            -            -

                        -----------  -----------  -----------  -----------
  Net Loss              $(1,138,032) $(1,389,539) $(2,896,009) $(2,332,545)
                        ===========  ===========  ===========  ===========
Basic and diluted net
 loss per share         $     (0.48) $     (1.44) $     (1.09) $     (2.75)
                        ===========  ===========  ===========  ===========
Basic and diluted
 weighted average common
 shares outstanding       2,360,315      965,490    2,651,143      847,057

Forward-Looking Statements

This document contains forward-looking statements. You should not rely too heavily on forward-looking statements because they are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. This, plus other uncertainties and factors described in our most-recent annual report and our most-recent prospectus filed with the Securities and Exchange Commission, could materially affect the Company and our operations. These documents are available electronically without charge at www.sec.gov.

For more information, contact:
Melissa K. Owen
Dir. of Communications
16801 West 116th Street
Lenexa, KS 66219 USA
Phone: (913) 338-5550
Fax: (913) 312-0264
mowen@ICOP.com
www.ICOP.com

For Investor Relations:
DC Consulting, LLC
Daniel Conway
Chief Executive Officer
Phone: (407) 792-3332
investorinfo@ICOP.com
daniel@dcconsultingllc.com